CALVERT GROUP
4550 MONTGOMERY AVENUE
BETHESDA, MD 20814

January 30, 2006

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Calvert Social Investment Fund
File numbers 2-75106 and 811-03334

Ladies and Gentlemen:

Pursuant to Rule 485(b) of the Securities Act of 1933 ("Rule 485(b)"), attached is Post-Effective Amendment No. 43 under the Securities Act of 1933 and No. 43 under the Investment Company Act of 1940 Registration Statement (Form N-1A) for the above-referenced Fund. The purpose of this filing is to add updated financial information through the Fund's fiscal year ended September 30, 2005. In addition, on November 3, 2005, the staff granted our request dated November 2, 2005, to permit this Post-Effective Amendment to be filed under Rule 485(b)(1)(vii). That request concerned the addition of portfolio manager disclosure as part of this annual update to the above-referenced registration statement.

This Post-Effective Amendment meets the requirements for effectiveness set forth in Rule 485(b) and shall become effective January 31, 2006.

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Ivy Wafford Duke

Ivy Wafford Duke
Associate General Counsel